BlackRock Global Allocation Fund, Inc.

(formerly Merrill Lynch Global Allocation Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 24 filed on September 27, 2006 (SEC Accession No. 0001193125-06-197397).